UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) /
OF THE SECURITIES EXCHANGE ACT OF 1934

September 12, 2008
Date of report (Date of earliest event reported)

VEMICS, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada	95-4696799
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

000-52765
(Commission File Number)

523 Avalon Gardens Drive, Nanuet, New York 10954
(Address of principal executive offices) (Zip Code)

(845) 371-7380
(Registrant’s Telephone Number, Including Area Code)

      Check the appropriate box below if the Form 8-K filing is intended to satisfy simultaneously the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

    On September 12, 2008, Vemics, Inc. (the “Company”) entered into a Limited Asset Purchase Agreement with ClearLobby, Inc., a Delaware corporation (“ClearLobby”), pursuant to which the Company agreed to purchase trademarks, software, license agreements and other assets related to ClearLobby’s pharmaceutical communications platform  technology, as set forth in greater detail in the Limited Asset Purchase Agreement and its schedules attached thereto.  The ClearLobby technology will lead to an online service designed to change the dynamic between physicians and pharmaceutical companies by placing control of the relationship firmly in the hands of the physician.

In consideration for the assets purchased under the Limited Asset Purchase Agreement, the Company paid $250,000, consisting of $10,000 in cash and $240,000 in the form of an unsecured promissory note (the “Promissory Note”), and 20,000 shares of restricted common stock of the Company.  See Item 2.03 below for details of this financing.

The Limited Asset Purchase Agreement contains customary representations and warranties from the Company and ClearLobby and covenants regarding ClearLobby's title to the assets purchased under the Limited Asset Purchase Agreement, and the intellectual property within such assets.  Further, the Limited Asset Purchase Agreement provides the Company with indemnification against any claim of third parties asserting ownership of the technology transferred thereunder for a period of twelve months from closing up to the amount of the consideration paid by the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company entered into a $240,000 Promissory Note with ClearLobby as partial consideration under the Limited Asset Purchase Agreement.  The Promissory Note bears no interest and is payable in twelve monthly installments of $20,000 beginning on January 31, 2009 and each succeeding month-end thereafter until the Promissory Note is paid in full on December 30, 2009.  The foregoing repayment terms under the Promissory Note shall be accelerated to thirty days from the point in time that the Company receives $10 million or more in investment funds.  If the Company raises $5 million or more but less than $10 million while the Promissory Note is outstanding, the Company shall accelerate the payment of 50% of the amount outstanding under the Promissory Note at such time the Company received such investment funds and then continue repayment under the original repayment schedule.

The foregoing descriptions of the Limited Asset Purchase Agreement and the Promissory Note located in Schedule F thereto do not purport to be complete and are qualified in their entirety by reference to the full text of the Limited Asset Purchase Agreement and its schedules filed as Exhibit 10.1, and such exhibit is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

Exhibit Number	Description
10.1	Limited Asset Purchase Agreement dated as of September 12, 2008 between Vemics, Inc. and ClearLobby, Inc.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vemics, Inc.

Date: September 18, 2008	By:	/s/ Fred Zolla
Fred Zolla
Chief Executive Officer

Index to Exhibits

Exhibit Number	Description
10.1	Limited Asset Purchase Agreement dated as of September 12, 2008 between Vemics, Inc. and ClearLobby, Inc.